Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion Registration Statement No. 333-282004 on form F-1 of our auditor’s report dated April 14, 2025, with respect to the combined consolidated financial statements of GroupBy Group of Companies as at December 31, 2024 and 2023 and for each of the years then ended, as filed with the United States Securities and Exchange Commission. We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ MNP LLP

Chartered Professional Accountants Licensed Public Accountants Toronto, Canada

May 2, 2025